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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To RMH Teleservices, Inc:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 10, 2000 included in RMH Teleservices, Inc.'s Form 10-K/A for the year ended September 30, 2000 and to all references to our Firm included in this registration statement.


                                  /s/ Arthur Andersen LLP



Philadelphia, Pennsylvania

  November 12, 2001